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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-41247 of WD-40 Company on Form S-8 of our report dated September 28, 1999 relating to the financial statements and financial statement schedule of WD-40 Company, which appears in WD-40 Company's Annual Report on Form 10-K for the year ended August 31, 1999.




/s/ PricewaterhouseCoopers LLP

San Diego, California
December 15, 1999